UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

Pursuant to SECTION 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2007

Dyadic International, Inc.
(Exact name of small business issuer as specified in its charter)

Delaware	333-102629	45-0486747
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 Intracoastal Pointe Drive, Suite 404, Jupiter, Florida	33477
(Address of principal executive offices)	(Zip Code)

(561) 743-8333
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 5, 2007, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Dyadic International, Inc. (the “Company”) (i) increased the base salaries of the Company’s “named executive officers” (for whom disclosure was required and made in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006 pursuant to Item 402(b) of Regulation S-B) effective April 1, 2007 and (ii) awarded stock options to the “named executive officers” effective April 5, 2007 as follows:

Named Executive Officer and Principal Position	Stock Option Awards (# of Underlying Shares)(2)	Pre-Adjusted Base Salary	Adjusted Base Salary
Mark A. Emalfarb (1) Chief Executive Officer, President and Chairman of the Board	150,000	$300,000	$375,000
Dr. Glenn E. Nedwin Chief Science Officer, Executive Vice President, President - BioPharma Business and Director	35,000	$300,000	$345,000
Wayne Moor Chief Financial Officer and Vice President	25,000	$234,000	$265,000

(1) These compensations actions for the Chief Executive Officer were also approved contemporaneously by the Company’s other independent director.
(2) Each of the stock options awarded to the named executive officers was made under the Company’s 2006 Stock Option Plan and is evidenced by the 2006 Stock Option Plan’s standard form of agreement. Each stock option is exercisable at a price of $5.80 per share (the closing sales price of the Company’s share on April 5, 2007-the date of grant-as reported by the American Stock Exchange), is exercisable for a term of ten (10) years, vests annually in four equal installments beginning on the first anniversary of the date of grant subject to the applicable named executive officer’s continued employment with the Company and is otherwise subject to the terms and conditions of the 2006 Stock Option Plan and such standard form of option agreement. The 2006 Stock Option Plan was previously filed as an exhibit to the Company’s definitive Proxy Statement, filed April 28, 2006 with the Securities and Exchange Commission, relating to the 2006 annual stockholders’ meeting. The standard form of option agreement was previously filed as exhibit 10.2 to the Company’s Current Report on Form 8-K dated June 12, 2006, as filed with the Securities and Exchange Commission on June 15, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYADIC INTERNATIONAL, INC.

Date: April 9, 2007    By:  /s/ Mark A. Emalfarb___
Name: Mark A. Emalfarb
Title:	President and Chief Executive Officer